EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                                               Percent     Jurisdiction of
                                                                                 of         Incorporation
Parent                                    Subsidiary                           Ownership   or Organization

First SecurityFed Financial, Inc.         First Security Federal Savings Bank     100%         Federal
First Security Federal Savings Bank       Western Security Corporation            100%         Illinois

